Exhibit 5.1

September 22, 2017

Spectra Energy Partners, LP
5400 Westheimer Court
Houston, Texas 77056

Re:	Spectra Energy Partners, LP Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Spectra Energy Partners, LP, a Delaware limited partnership (the “Partnership”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of:

(i)          the Company’s unsecured debt securities, which may either be senior debt securities (“Senior Debt Securities”) or subordinated debt securities (“Subordinated Debt Securities,” and collectively with the Senior Debt Securities, the “Debt Securities”); and

(ii)         the Partnership’s common units representing limited partner interests in the Partnership (the “Units”).

The Debt Securities and Units are collectively referred to herein as the “Securities.” The Partnership, Spectra Energy Partners (DE) GP, LP, a Delaware limited partnership and the general partner of the Partnership, and Spectra Energy GP, LLC, a Delaware limited liability company and the general partner of Spectra Energy Partners (DE) GP, LP, are collectively referred to herein as the “Partnership Parties.” The Senior Debt Securities are to be issued under an indenture entered into between the Partnership and Wells Fargo Bank, National Association (the “Trust Company”), as indenture trustee (the “Senior Base Indenture”). The Subordinated Debt Securities are to be issued under an indenture to be entered into between the Partnership and Trust Company, as indenture trustee (the “Subordinated Base Indenture,” and together with the Senior Base Indenture, the “Base Indentures”).

September 22, 2017

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Senior Base Indenture, the form of Subordinated Base Indenture, forms of the Debt Securities and of such documents, records, certificates of officers of the Partnership Parties and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Partnership Parties and others.

We have assumed without independent investigation that:

(i)          at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii)         at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii)        all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv)        at the Relevant Time, all action required to be taken by the Partnership Parties to duly authorize each proposed issuance of Securities and any related documentation (including the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in clause (v) below) shall have been duly completed and shall remain in full force and effect;

(v)         in the case of Debt Securities, at the Relevant Time, the relevant Base Indenture shall have been duly executed and delivered by the Partnership and all other parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended;

(vi)        at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary action of the Partnership Parties and duly executed and delivered by the Partnership and the other parties thereto.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.          With respect to any Debt Securities, when:

a.	the terms and conditions of such Debt Securities have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the relevant Base Indenture,

September 22, 2017

b.	any such supplemental indenture has been duly executed and delivered by the Partnership and the relevant trustee (together with the relevant Base Indenture, the “Indenture”), and

c.	such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the applicable Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legal, valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their respective terms.

2.          With respect to any Units, when the Units have been duly executed (in the case of certificated Units) and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Units will be validly issued, and purchasers of the Units will have no obligation to make payments to the Partnership or its creditors (other than the purchase price for the Units) or contributions to the Partnership or its creditors solely by reason of the purchasers’ ownership of the Units.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A.          We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York, and to the extent relevant for our opinions herein, the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”). This opinion is limited to the effect of the current state of the laws of the State of New York and the Delaware LP Act and the Delaware LLC Act and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B.          The opinions above with respect to the Indenture and the Debt Securities (collectively, the “Documents”) are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

September 22, 2017

C.          We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws; (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (iii) any purported fraudulent transfer “savings” clause; (iv) any provision in any Document waiving the right to object to venue in any court; (v) any agreement to submit to the jurisdiction of any Federal court; (vi) any waiver of the right to jury trial or (vii) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

Gibson, Dunn & Crutcher LLP